CONFIDENTIAL TREATMENT REQUESTED
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED
SEPARATELY

DISTRIBUTOR AGREEMENT

This Agreement (“Distributor Agreement” or “Agreement”), dated and effective as of January 6, 2009 (the “Effective Date”), is made and entered into by and between Vystar Corporation, a Georgia corporation, with an address of 3235 Satellite Blvd., Bldg. 400, Suite 290, Duluth, GA 30096 (“Company” or “Vystar”), and Centrotrade Minerals & Metals, Inc., a Delaware corporation with an address of 1317 Executive Boulevard, Suite 120, Chesapeake, VA 23320 and Centrotrade Deutschland, GmbH, a German company with an address of Koelner Strasse 10b 65760 Eschborn Germany  (individually and collectively referred to as “Distributor”).

ARTICLE 1   APPOINTMENT

Section 1.1   Term and Renewal

Company hereby appoints Distributor, and Distributor hereby accepts appointment, as a non-exclusive Distributor for the Company for its Vytex NRL™ products (“Products”) in the territory/ies defined in Schedule A.  ***********************************.  This appointment is subject to the terms and conditions of this Agreement, is effective as of the Effective Date, and shall continue in effect until the end of the third (3rd ) full calendar year following the Effective Date unless earlier terminated pursuant to Section 1.3 below.  This Agreement shall renew automatically for successive one (1)-year terms thereafter.  Terms may be changed at any time upon mutual agreement in writing.

Section 1.2   Category & Responsibilities

(1)	In addition to the responsibilities set forth there and elsewhere in this Agreement, Distributor shall have the following responsibilities:
(a)
To use its best efforts to promote, market, and sell the Products for Company-branded Products located in the Territories pursuant to Schedule A.  Distributor shall accept shipments of such Products at Company’s ship point of Malaysia, pursuant to Section 3.6. The Company branding shall be pursuant to the Trademark Guidelines described in Schedule B;

(b)	To provide pre-sale, transactional and post sale (technical and logistical) functions including, but not limited to:
(i)	making and providing to potential customers reasonable quantities of sales literature relating to such Products available to Distributor; and
(ii)	providing such pre-sale functions as Company in its sole discretion shall permit; and
(iii)
sampling the Products as requested by end-user customers pursuant to the Sampling Agreement contained on Schedule E.  Distributor shall ensure that the Sampling Agreement in Schedule E is either executed by such end-user customers or is made an integral part of the contract and sample ordering between Distributor and end-user customer.

(c)	To maintain at its address an active place of business for sale of the Products

Distributor Agreement – Page 1

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(d)
To maintain warehouse space that protects the Products from damage and deterioration consistent with: (i) Company’s handling and storage requirements discussed in Schedule C; (ii) the Product labels and packaging; and (iii) all federal and state laws and regulations;

(e)	To promote the Products **********************************************;
(f)	To make no representations with respect to any given Product inconsistent with the specifications, documentation, and warranty from Company for the Product;
(g)
To promptly deliver ordered Products to customers only in Company’s original packaging or re-packaging approved by Company.  Distributor shall not deliver Products without a Company-approved user agreement and license being made part of the agreement between Distributor and end-user customer or delivered prior to or along with the shipment of Products delivered to end-user customers.  Distributor shall not otherwise use or distribute the Products (including temporarily or otherwise transferring to a third party) for its own use and purpose or for the use and purpose of others;

(h)	To purchase Products only from Company, or another authorized Company Distributor acting within the scope of its authority from Company, , or as otherwise mutually agreed;
(i)
To require that Distributor personnel participate in training for the Company Products, and to provide efficient and effective after-sale services, as described in the Company training, and in this Agreement and its Schedules;

(j)
To facilitate Product returns by such customers due to market withdrawals by Company, to ensure Product quality, appearance, and performance prior to redistribution, and to maintain records of all re-distributions and/or returns;

(k)	To provide Company with regular and accurate reports and information regarding Distributor’s sale and service of Products in the format and frequency requested by Company;
(l)
To maintain distribution records reflecting volumes sold to whom and otherwise sufficient to meet legal and regulatory requirements for recalls relating to the Products, as instructed by Company.  Distributor shall provide Company with these distribution reports quarterly;

(m)
To immediately notify Company of any concerns, comments or complaints from customers involving the safety, labeling, effectiveness, quality, performance, reliability or other problem with a Product by contacting Company pursuant to the Notice provisions contained herein.  Such notice shall include:

(i)	an explanation of the specific nature of each problem or issue; and
(ii)	the Product lot and batch number; and
(iii)	whether any alleged event involved any injuries or created the potential for injury;
(n)	To comply with local, municipal, state, and federal laws, and
(o)	To otherwise comply with all obligations and requirements of this Agreement and Company Policies, as distributed to Distributor, and which may be updated from time to time as described below.

(2)
Company reserves the right to sell any or all of its products in the Territories and elsewhere directly and/or to appoint other Distributors to sell any or all of its products in Distributor’s non-exclusive Territories.  *****************************************.  Distributor reserves the right, subject to its obligations under this Agreement, to market and/or distribute any products of other manufacturers .

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(3)
Company reserves the right to unilaterally amend, modify or supplement its Policies or adopt additional terms or Policies applicable to Distributors upon thirty (30) days written notice.  Each amended or new provision shall be deemed incorporated by reference herein, shall prevail over any conflicting prior provision, and apply to Distributor by the later of its effective date or the end of the thirty (30) day notice period.

(4)
In the event that Company sells Product directly, as provided for in Schedule A, and Company desires to utilize Distributor to receive Product from Company’s manufacturing facility and deliver Product to Company’s end-user customer, Company will so notify Distributor.  Company shall pay Distributor a fee-for-service rate consistent with Distributor’s then-current service rates. Each year of this Agreement, Distributor and Company shall negotiate what those fee-for-service rates for the handling and delivery of Product on behalf of Company shall be.

Section 1.3   Termination

(1)	This Agreement may be terminated, to the extent permitted by law, as follows:
(a)	by Company or Distributor, without cause and without regard to any other provision of this Agreement, by providing at least ninety (90) days written notice of termination to the other;
(b)
by Company or Distributor, if the other is in violation of any of its obligations under this Agreement, by providing at least thirty (30) days written notice of termination specifying the breach or violation for which termination will occur, but only if such breach or violation is not remedied within the notice period;

(c)
by either Party immediately by providing written notice of termination if the other Party, in the first Party’s reasonable judgment, engages in fraud or misrepresentation or violates Article 2, Section 5.1, Section 5.2, Section 5.3, or any other section or provision of this Agreement where a violation cannot be promptly remedied or which indicates within its text that failure to comply with it is immediate grounds for termination;

(d)
by Company or Distributor if voluntary or involuntary bankruptcy, arrangement of creditors, insolvency, or receivership proceedings are brought with respect to the other party and (if “voluntary”) not terminated within 30 days.

(2)	Upon termination,
(a)
Distributor shall immediately pay Company for all Products previously ordered and acknowledged by Company whether received by Distributor or not, but not yet paid for and for all other amounts owed to Company for any reason, whether otherwise immediately due or not (neither termination nor receipt of such payments shall limit Company’s other legal or equitable rights under this Agreement or otherwise)

(b)
Company shall have the option, but, subject to applicable law, not the obligation, to purchase Distributor’s remaining Product inventory at Distributor’s net cost Company costs, or at such other amount as may be agreed;

(c)
Distributor shall no longer in any manner represent or imply that it is a Company Distributor and, with respect to any person or entity who continues to believe, or acts as if it continues to believe, that Distributor is a Company Distributor, shall affirmatively notify said person or entity that Distributor is no longer a Company Distributor;

(d)
When this Agreement concludes for any reason, each party shall immediately return, or if not feasible to return, shall destroy and otherwise cease to use all Confidential and Proprietary Information, as defined herein, of the other party in its possession or control (electronic copies on non-removable media shall be erased and made incapable of recovery).

Distributor Agreement – Page 3

(3)
Upon the issuance of a notice of termination by either Company or Distributor, Company may, in its discretion and without waiting for the end of the notice or cure period, refuse to accept or cancel or suspend an order or require payment in advance of shipment, cancel or suspend any pending orders or require payment in advance and may direct customers of Distributor to other Company Distributors and/or authorized re-sellers and/or may recommend to other Distributors that they call upon such customers.

(4)	The following parts of this Agreement survive expiration or termination of this Agreement: Article 2, ARTICLE 4, Section 5.2, and ARTICLE 6.

Section 1.4 Joint Marketing Activities

(1) Vystar and Distributor (and/or Distributor’s agents approved by Vystar) shall mutually market the Vytex natural rubber latex consistent with the training, education and literature Company provides to Distributor as provided above.

(2) Each party shall be fully responsible for the costs of its marketing materials for its marketing efforts.  In the event that the parties engage in joint efforts that result in joint marketing materials, the parties shall share equally in these costs unless otherwise expressly agreed by the parties.

(3) Each party shall provide to the other party sufficient documentation and training to facilitate each party’s marketing efforts under the licensing and non-disclosure requirements contained in this Agreement.

(4) Each Party hereby grants a limited, nonexclusive, world-wide, non-assignable and non-transferable, royalty-free license to each party’s trademarks and copyrights for the joint marketing and sales activities and materials, provided that the trademarks and marketing materials are not altered or modified from the parties’ approved versions.

(5) Each party shall only use marketing materials related to the other party that are approved by the other party.

(6) Distributor may make opportunities available to invite the Company representatives to marketing and sales meetings with potential customers with respect to the Products.  Company may make opportunities available to invite Distributor to such sales meetings with potential customers within Distributor’s exclusive Territories.  Each party shall make good faith efforts to attend such sales and marketing meetings.

ARTICLE 2   INTELLECTUAL PROPERTY

Section 2.1   Confidential & Proprietary Information

(1)
Confidential and Proprietary Information of a party includes information concerning its (or any of its affiliated entities) business (including, but not limited to, trade secrets, systems, manufacturing or other processes, technical data and test reports, computer software programs, procedures, prices, pricing policies, discounts, terms of sale, sales data, marketing plans or strategies, customer information, names of customers, manuals and documentation, confidential reports and communications), financial condition, data supplied by Company for technical support, testing, operation and maintenance of its products, or any other information identified by a party in writing upon disclosure as being confidential information or proprietary information.   The terms of this Agreement and its Schedules shall be considered Confidential and Proprietary Information.

Distributor Agreement – Page 4

(2)
Each party agrees that it shall not permit (or permit its employees, agents, affiliates or related entities to permit) the duplication or disclosure of any Confidential and Proprietary Information of the other party to any person (other than an employee of the party who must have such information for the performance of his obligations hereunder, and who agrees, in writing, not to disclose such information), unless such duplication, use or disclosure is specifically authorized by the other party in writing.

(3)	Confidential and Proprietary Information does not include information of a party (the “Disclosing Party”) that:
(a)	is or becomes publicly available and confirmed through no fault of the non-Disclosing Party;
(b)	is rightfully obtained by the non-Disclosing party from an unrelated source not in violation of a non-disclosure obligation; is disclosed with the written consent of the Disclosing Party; or
(c)
is disclosed pursuant to court order or other legal compulsion (in which case, however, the non-Disclosing Party who may be compelled to disclose the information shall advise the Disclosing Party of the possibility of disclosure and cooperate with the Disclosing Party in opposing disclosure if the Disclosing  Party so desires).

(4)
Distributor shall treat the terms of this Agreement as Confidential & Proprietary Information of Company, but may disclose the terms as required to lenders, counsel, auditors, or others having legitimate business interests in the content upon a commitment of said persons or entities to be bound by the terms of this Section.  Distributor shall be responsible to Company for any breaches by any such persons or entities of such provisions.

Section 2.2   Documentation & Distributor End-Customer Licenses

Distributor acknowledges that the purchase of any Product includes a license to use the Product pursuant to Company licensing and other terms for the sale and use of the Product.  Distributor shall have the right to use this license only to the extent that Distributor requires in order to sell and repackage said Products pursuant to Company approval and the terms of this Agreement.  The license must be transferred to a permitted purchaser of said Product, and Distributor must require the end-user customer to execute and/or acknowledge agreement to the license and/or Product purchase agreement provided to Distributor by Company, attached hereto as Schedule D.  Distributor shall not (and shall not authorize any third party to) copy, disassemble or reverse engineer, or otherwise use Product for any purpose other than use or sale for the manufacture of an end consumer product, and shall not make copies or make media translations of the documentation for any Products except as allowed by Company in writing.  Distributor agrees to take commercially reasonable steps to prevent its own employees and agents from allowing access to such documentation other than as part of a Product that is sold in compliance with this Distributor Agreement.

Distributor shall not make any modifications to the end user or sub-contractor Distributor licenses or other documentation without the prior written consent of Company.   Distributor acknowledges that the Products may be used for raw material for the manufacture of medical devices subject to Federal and other medical device regulations (“Regulations”).  Any tampering, alteration or technical service without proper training, certification, and prior authorization from Company could implicate these Regulations.  Such activities may also result in the voiding of the Products’ warranty.  If Distributor modifies, causes modification to be made, or fails to comply with the storage ,shipment and handling requirements contained in this Agreement without the prior written consent of Company, Distributor shall indemnify and hold Company harmless against damages, costs and expenses (including, without limitation, reasonable attorney’s fees and costs of suit) resulting from the defense and settlement of any claim by a third party that Customer’s or Distributor's use or mishandling violates any regulation or law or infringes any intellectual property rights of such claiming party.  The provisions contained in this paragraph shall survive termination or expiration of this Agreement.  Distributor shall require that any end-user customer to whom Distributor sells Products abides by the terms contained in this paragraph.

Distributor Agreement – Page 5

Section 2.3   Labeling & Marketing Trademarks

Company hereby grants to Distributor a non-exclusive license to use the Company trademarks, both the name and the stylized form as used by the Company from time to time, and the applicable Product trademarks (collectively, the “Trademarks”) solely in connection with the advertising, promotion and repackaging of the Products. Distributor’s use shall be strictly in accordance with Company’s policies regarding advertising, labeling and trademark usage, attached hereto as Schedule B, and all uses shall inure to the benefit of Company.  Company shall have the right to monitor the quality of the Products and all uses of Trademarks by Distributor.  Distributor shall provide Company with copies of any and all promotional, advertising, sales or other materials using Company trademarks or product names prior to publication, use and distribution.

Except to the extent set forth above in this paragraph regarding the right to “use” Company trademarks, Distributor shall have no right whatsoever in or to any trademark, trade name, or copyright of Company.  Distributor shall not misuse, alter, remove, obliterate, deface, change, replace, or apply any labeling or trademark, copyright or other proprietary notices including any patent, trademark, copyright or other proprietary notice of Company used on or in connection with Products, documentation and other related materials supplied to Distributor under this Agreement.

Section 2.4   Ownership

Patents, trademarks, copyrights, trade secrets, documentation and any other intellectual and/or proprietary property and information pertaining to or included with the Products, whether in original form or any derivative works, are acknowledged by Distributor to be valuable trade secrets and the exclusive property of Company and/or its suppliers, and neither Distributor nor any customer shall have or gain any right, title, interest in or to or a license in any such property except where expressly assigned or granted in writing by Company hereunder.

Company maintains and retains exclusively all proprietary rights to any Products specified in this Agreement and to all discoveries, inventions, patents, copyrights and other rights arising out of work done by Company or Distributor in connection with this Agreement and to any and all products developed by Company or Distributor as a result thereof, including the sole right to manufacture, reproduce, sell and license any and all such products.  Distributor shall not, either on its behalf or on behalf of others, register or attempt to register or make any claim of ownership adverse to Company regarding any of the patents, trademarks, copyrights or intellectual property rights of Company or any other rights resembling those of Company.

Distributor shall promptly report to Company any infringement of which Distributor may become aware in connection with the patents, trademarks, copyrights or other intellectual property rights of Company pertaining to the Products.  Company shall have the sole discretion to pursue any such infringements.  If Company pursues such infringements, Distributor shall cooperate with Company as requested.

Distributor Agreement – Page 6

ARTICLE 3 ORDERS, CREDIT, SECURITY INTEREST, PAYMENT, SHIPMENT, RETURNS & PRICING

Section 3.1    Orders, Forecasts & Minimums

Distributor shall place orders with Company as desired and is required to supply Distributor’s end-user customers with Product.  ******************************************  If no forecasts or other advance estimation is given to Company for Product orders, a Distributor order may take up to 90 days from Distributor order to delivery of Product.  In certain instances, at Company’s sole election, Company may provide to Distributor advance stock of Product for Distributor to have on-hand and available to be shipped to Distributor’s end-user customers without having to wait for the full order and shipment schedule from order placement to order receipt (“Advance Stock”).  Distributor will distribute this Advance Stock on a first-in, first-out basis and shall pay Company for such Product within thirty (30) days of shipment to Distributor’s end-user customers, or upon receipt of payment by Distributor, whichever occurs first.

Section 3.2   Credit

If Distributor intends to purchase Products on credit from Company, it must be approved by Company’s Credit Department.  If Distributor desires to seek such approval, it shall submit a Company Distributor credit application consisting of a completed and signed Company credit application form, a completed and signed Bank Information Release Form, current annual financial report as published (“Credit Documents”), and must authorize Company to investigate its credit.  Distributor shall supply such Credit Documents on an annual basis if requested by Company for the purposes of evaluating Distributor’s credit-worthiness and compliance with the terms of this Distributor Agreement.  Each order received from Distributor shall be subject to Company credit department approval, and shall not be considered binding or valid unless and until accepted in writing by the Company.  Any conflicting terms or conditions set forth in any purchase order or acknowledgment shall have no force or effect, notwithstanding Company’s acceptance of the order.

Section 3.3    Payments

Distributor shall place purchase orders with Company for all purchases of Products, which shall be payable upon thirty (30) days from date of invoice unless the Parties have mutually agreed otherwise.  Company in its sole discretion may move Distributor to a pre-payment or cash on delivery method of payment if Distributor is more than sixty (60) days delinquent or becomes thirty (30) days or more delinquent in its payments for more than two (2) out of any six (6) month period of time.

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Section 3.4   Security Interest

(a)
Company shall retain a security interest in the Products and any related goods and documents until the complete satisfaction and discharge of any and all of Company’s present and future claims and receivables from the business relationship between Company and Distributor. (b) Distributor hereby undertakes to mark and store separately the Products with the security interest retained by Company (i.e., those subject to this reservation of title).  (c) Company shall become the owner of any new products produced in the case that Distributor processes, converts or transforms the Products subject to Company’s reservation or permits any of the foregoing, without incurring thereby any liability or any obligation.  In the case that Distributor combines, mixes, blends, commingles or processes the Products subject to this reservation of title with other goods owned by third parties or transforms them with other goods owned by third parties, Company shall acquire and be entitled to co-ownership of the new goods produced in the proportion to the contributing values of the goods subject to the reservation and the value of the other goods previously owned by third parties.  To that extent, the new goods are considered goods subject to reservation for the purposes of these terms and conditions.  (d) a sale of goods subject to reservation is only permitted in the ordinary course of business.  Any other dispositions, in particular pledging or chattel mortgaging of the goods subject to reservation are not permitted, and Distributor shall not allow any lien or encumbrances on such goods.  Any claims or receivables arising to the Distributor in connection with the goods subject to this reservation due to resale or other disposal or otherwise are hereby fully assigned to Company in advance by Distributor.  In the case of co-ownership, the assignment applies only to the share of the claim or receivable corresponding to Company’s co-ownership.  An onward sale or other disposal is only permitted if the assignment to Company and its and its other rights are maintained and not negatively affected thereby.  (e) Distributor is only authorized to collect the claims and receivables assigned to Company in the ordinary course of business and subject to revocation by Company at any time.  On Company’s request, Distributor shall inform its debtors of the assignment in the proper form.  In addition, Distributor grants Company an irrevocable power of attorney so that Company is likewise entitled and authorized to do so at any time.  (f) Distributor’s authorization to dispose, to process, to transform, to combine, to mix, and to blend the goods subject to this reservation, and to collect the claims and receivables assigned hereby, shall terminate ipso jure upon its non-compliance with the terms of payment, in the case of unauthorized disposals or of any protest in connection with checks, bills or letters of exchange, or default on any other payment obligation or if Distributor files a voluntary bankruptcy petition or if insolvency proceedings are instituted against Distributor, or if a substantial deterioration of the customer’s financial situation becomes apparent or known to Company.  In such cases, Company shall be entitled to take immediate possession of the goods subject to reservation, for this purpose or at any time upon reasonable request (which may be up to 72 hours from Company request) Company may enter Distributor’s premises, and to obtain all information reasonably required by Company on the goods subject to reservation and, if applicable, on claims or receivables which have arisen or may result from their resale or other disposition, as well as to inspect Distributor’s records, if this serves to secure Company’s rights.  Acceptance of the goods, receivables or respective claims by Company involves a rescission of the contract only if explicitly stated in writing by Company.  (g) Should the value of the collateral or security given by Distributor to Company or retained by Company hereunder exceed the value of Company’s claims, rights and receivables as a whole, by more than 20%, Company shall release upon Distributor’s request an appropriate amount of any such surplus of collateral. (h) Company may file or record this Agreement or a copy of this Agreement or financing statement(s), pursuant to the Uniform Commercial Code, to perfect, continue, release, assign, terminate and/or amend its security interest.  (i) When all such amounts have been paid in full, Company shall, at Distributor’s written request, execute financing statements to terminate Company’s security interest in the Products.  (j) Distributor will provide additional security as may, from time to time, be deemed necessary by Company’s credit department.  Such security may include, but is not limited to, personal guarantee(s), security agreement(s) and letter(s) of credit.

Distributor Agreement – Page 8

Section 3.5   Past Due Payments to Company

All amounts more than thirty days past due from Distributor to Company will be subject to a service charge of 1.5% per month or the maximum allowed by law measured from the date the amount was due.  Amounts due from Distributor to Company shall not be subject to set-off against credits or payments due from Company to Distributor.

Section 3.6   Shipment
All shipments of Product to Distributor will be F.O.B. Malaysia – 1st loading point.  Distributor shall be responsible for the cost and payment of all shipments.  Upon mutual agreement by the Parties, Company may pre-pay for shipping and charge to Distributor on its invoices. In the event that Distributor requires shipping methods out of the ordinary course of business for urgent situations or otherwise (e.g., air shipments), Distributor shall be responsible for the costs and risk of loss of such shipments.

Section 3.7   Returns and End User Claims

Generally, Products are sold without return privileges.  Distributor shall inspect the Products for any physical and observable defects within forty-eight (48) hours of receipt to determine if Products are damaged.  If Products are damaged, as determined within this  forty-eight (48) hour period, Distributor shall notify Company within such forty-eight (48) hour period for instructions on either return or disposal of the Product. Distributor may return to Company Product returned to Distributor which does not meet the published specifications provided Distributor complies with the following requirements: (a) Distributor requires its end-user customers to inspect Product shipped to such end user customers within seven (7) days of such end-user customer receipt and notify Distributor within that seven (7) day period of such Product rejection; (b) Distributor requires that all claims made by its end-user customers in connection with Products be in writing to Distributor disclosing specific information regarding claim of defect or nonconformance, including test results. (c) Distributor notifies Company of any such Product rejection by Distributor’s end-user customers within forty-eight (48) hours of receiving notice of such rejection by Distributor’s end-user customer; (d) Distributor shall require that all Products must be in original condition, unadulterated or altered; (e) Distributor shall require that its end-user customers comply with the storage and handling requirements described in Schedule C; and (f) Distributor complied with the requirements in Schedule C with respect to such rejected Product. Distributor shall be required to retain a return-authorization for all returns.  Failure to make such claim within the stated period or prior to the alteration of Products shall constitute an irrevocable acceptance of the Products and deemed conforming without return privileges.

Section 3.8  Pricing

Pricing shall be **********************.

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ARTICLE 4   WARRANTIES AND LIMITATIONS

Section 4.1   Warranties

UNLESS OTHERWISE AGREED IN WRITING, THE WARRANTY (INCLUDING THE REMEDY FOR BREACH THEREOF) ON A PRODUCT PURCHASED BY DISTRIBUTOR, THAT IS SOLD WITH WRITTEN DOCUMENTATION DELIVERED WITH THE PRODUCT THAT INCLUDES A SPECIFIC WARRANTY SHALL BE THE WARRANTY STATED THEREIN, AND, IF THERE IS NO DOCUMENTATION OR NO SPECIFIC WARRANTY WITHIN THE DOCUMENTATION DELIVERED WITH THE PRODUCT, SHALL BE THE PUBLICLY PUBLISHED WARRANTY SET FORTH FOR THE PRODUCT IN THE COMPANY CATALOG OR WEBSITE IN EFFECT AT THE TIME OF THE SALE OR AS OTHERWISE IDENTIFIED IN THIS AGREEMENT OR THE SCHEDULES.  ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, ARE EXCLUDED.

Section 4.2   Limitations of Liability

COMPANY SHALL NOT BE LIABLE TO DISTRIBUTOR (OR ANYONE CLAIMING THROUGH DISTRIBUTOR) FOR DAMAGES FOR INTERRUPTION OF BUSINESS, OR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS).  THIS EXCLUSION APPLIES REGARDLESS OF WHETHER THE ACTION LIES IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER FORM.  IT APPLIES TO ANY CLAIM RELATED TO ANY DEGREE TO THIS AGREEMENT AND TO ANY CLAIM RELATED TO THE SALE OR PURCHASE OF A SPECIFIC PRODUCT OR SERVICE FROM COMPANY, AND APPLIES EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  COMPANY SHALL IN NO CASE BE LIABLE TO DISTRIBUTOR (OR ANYONE CLAIMING THROUGH DISTRIBUTOR) ON A CLAIM RELATED TO A GIVEN PRODUCT OR SERVICE IN EXCESS OF THE AMOUNT ACTUALLY PAID BY DISTRIBUTOR FOR THAT PRODUCT, OR ON ANY OTHER KIND OF CLAIM IN EXCESS OF THE AMOUNT PAID BY DISTRIBUTOR TO COMPANY FOR THE SIX MONTHS PRIOR TO OCCURRENCE OF THE LAST EVENT WHICH GAVE RISE TO THE CLAIM.

Section 4.3   Indemnification

Distributor agrees to defend, indemnify and hold Company, its affiliates and their respective employees, officers, directors and stockholders harmless from and against any and all damages claimed by a third party as a result of actions by Distributor in violation of this Agreement.  Distributor agrees to defend, indemnify and hold Company, its affiliates and their respective employees, officers, directors and stockholders harmless from and against any and all damages for damages to property, bodily injury, death, or other injuries arising from the negligence or misconduct of Distributor or any person for whom Distributor is legally responsible, or has apparent responsibility, relating to the storage, handling, or sale of any of the Products, or otherwise.  Company agrees to defend, indemnify and hold Distributor, its affiliates and their respective employees, officers, directors and stockholders harmless from and against any and all damages arising from a claim of infringement of a United States patent, trademark, or copyright arising from the authorized sale by Distributor of one or more Products.  The party seeking indemnification in any case shall promptly give written notice to the other of the claim for which indemnification is sought and shall cooperate with the other party in the defense of such an action or suit.  The failure to give or delay in giving any such notice shall not limit the indemnifying party’s rights hereunder except to the extent it is prejudiced thereby.  The indemnifying party shall have the right, at its expense, to direct any such legal proceeding and the negotiation and settlement of any such claim or demand.  The indemnifying party shall have no liability for any settlement made without its consent or for any fees or expenses incurred by the other party after the indemnifying party begins directing the legal proceeding.

Distributor Agreement – Page 10

ARTICLE 5   MISCELLANEOUS

Section 5.1   Independent Contractor; No Property Rights

Distributor is not an agent, representative, partner, fiduciary or franchisee of Company and has no right to sell franchises or to become a franchisee under the laws of any state.  Nothing in this Agreement or any other agreement between the parties or in the course of business or course of performance between the parties shall make either party a representative, agent, joint venture, partner, fiduciary or franchisee of the other.  It is not intended by the Parties, and this Agreement shall not be deemed to confer any property or other rights onto Distributor beyond the terms contained herein.  Distributor shall not make any statements or representations to the contrary.  No party shall have any authority to legally bind the other in any way whatsoever.  In all of their respective performance hereunder, the parties are acting solely as independent contractors.

Section 5.2   Inspections & Audits

Company shall have the right within twenty-four (24) hours of Company’s request during normal business hours to inspect the Products in Distributor’s inventory, and to inspect and audit (i) Distributor’s storage and handling procedures, (ii) Distributor’s purchasing and sales records and other books and records, (iii) Distributor’s, warranty (and post-warranty if applicable) and other contracts and records regarding the Products, and (iv) Distributor’s documentation and procedures relating to information supplied by it to Company for purposes of any discount program or otherwise, all to determine Distributor’s compliance with this Agreement and with Company Policies and requirements.  Company shall be responsible for all third-party costs in conducting such audits.  Otherwise, each party shall bear their respective   internal administrative time and related internal costs incurred in connection with such inspections.  Distributor shall maintain its books and records necessary to verify such compliance for no less than seven years.  Such audit shall be conducted with reasonable notice during normal business hours and may be conducted by Company personnel or by independent agents selected by Company.  Following completion of the audit, Company may deduct from any credits due to Distributor the amount determined by the audit to be owed by Distributor to Company, along with interest on such amounts at the rate identified herein.  If insufficient credits exist to cover the deduction or Company elects not to deduct from credits, Distributor shall promptly transfer to Company funds necessary to cover the amount owed to Company and make Company whole.  Distributor and Company shall reconcile account receivables and inventory accounts monthly or at time increments to be mutually agreed upon.

Section 5.3   Assignment and Transfer of Control

Distributor may not assign or delegate, or permit the assignment or delegation of this Agreement, in whole or in part, may not accept assignment or delegation by another authorized Company Distributor of its Distributor agreement to Distributor, and may not acquire authorized shipment points of another authorized Company Distributor without the express written consent of Company.  Company has complete discretion regarding the criteria and terms and conditions under which Company may permit assignment of this Agreement, or permit another authorized Company Distributor to assign its Distributor agreement to Distributor, or permit the transfer of authorized shipment points from another authorized Company Distributor.

Distributor Agreement – Page 11

Section 5.4   Insurance

*********************************************.

Section 5.5   Taxes

Sales, use, property and other taxes measured by sales, receipts or otherwise due as a result of, or in connection with, the sale, license, or transfer of the Products are not included in the prices on Company’s pricing, and shall be the responsibility of Distributor for the purchase of such Products.  Where applicable, such taxes will be billed unless a valid exemption certificate is furnished.  Taxes will be billed on the full price of the items purchased, i.e., the amount prior to discounts due to trade-ins, credits, etc.  Where a valid exemption certificate is furnished, tax will not be billed unless Company can determine that the purchase will be used in a taxable manner.  Omission of tax should not be construed as a basis for exemption.  If items purchased are used in a taxable manner, and no tax is billed by Company, Distributor is required to remit applicable taxes directly to the taxing authorities.  Distributor shall pay all applicable state and local taxes and all shipping and handling charges.  Distributor shall promptly reimburse Company for any such charges paid by Company.  Distributor will be responsible for collecting any taxes due resulting from the re-sale of Product to its end-user customers.

ARTICLE 6   ITEMS OF LAW

Section 6.1   Construction & Interpretation

This Agreement, together with the attached Schedules, contains the entire agreement between Company and Distributor with respect to the subject matter.  All prior oral and written arrangements, understandings, discussions, representations, demonstrations, negotiations, and correspondence are merged into and superseded by this Agreement.  If any provision of this Agreement is held to be illegal or invalid or unenforceable by any court or arbitrator of competent jurisdiction, such provision shall be deemed severed and deleted, without affecting the validity of the remaining provisions of this Agreement.  The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by any party of the breach of any provision hereof be held to be a waiver of the provision itself.  All titles and captions, as well as the Table of Contents hereto, are for convenience only and are not to be used in interpretation or construction of this Agreement.  The terms and conditions of this Agreement shall extend to, and inure to the benefit of, and be binding upon the respective permitted successors and assigns of the parties, including shareholders in liquidation.

Section 6.2   Law & Disputes

This Agreement shall be deemed to have been entered into and executed in Georgia and shall be construed, interpreted, performed, and enforced in all respects (including choice of law principles) in accordance with the laws of Georgia.  Any legal proceedings relating in any manner to this Agreement or the relationship between the parties shall be brought in Atlanta, Georgia.  Distributor irrevocably waives any objection which it may now or hereafter have to such venue, and further irrevocably waives any claim that any such proceedings are in an inconvenient forum.  If Company places Distributor’s account in the hands of an agency or attorney for collection, Distributor will be responsible for the expenses, fees, and costs of collection, including, without limitation, agency and attorney fees and court costs incurred to the extent permitted by law.  In the event of a breach of any provision in ARTICLE 2,

***************THESE PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Distributor Agreement – Page 12

Section 5.2 (Inspections and Audits), or Section 1.2(1)(h) (Representations of Warranties) by a party, the other party shall, in addition to any other remedies available under this Agreement or in law or equity, be entitled to obtain injunctive relief to require compliance, and costs incurred in obtaining such injunctive relief, and such damages as a court of competent jurisdiction shall award.  EACH PARTY WAIVES ITS RIGHT TO TRIAL BY JURY.

Section 6.3   Notices

All notices required by this Agreement shall be in writing and be sent (i) by certified mail, return receipt requested; (ii) by hand; or (iii) by a nationally recognized overnight courier service.  A notice shall be effective upon receipt.  A party may change the addresses for notice to it by written notice in compliance with this paragraph.  Notices shall be sent to the following addresses as appropriate:

To Distributor:
« Centrotrade Minerals & Metals, Inc »
1317 Executive Boulevard, Suite 120
 Chesapeake, VA 23320

To Company:
Vystar Corporation
3235 Satellite Blvd
Bldg. 400, Suite 290
Duluth, GA 30096

Section 6.4   Force Majeure

Force Majeure is defined as any circumstance beyond the reasonable control of the party including, without limitation, fire, explosion, or other casualty, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies, any law, order, regulation, ordinance, or requirement of any government or legal body or any representative of any such government or legal body, or labor unrest including without limitation, strikes, slowdowns, picketing or boycotts.  If either party’s performance under this Agreement is interfered with by reason of a Force Majeure, that party shall be excused from such performance on a day-to-day basis; the excusal shall not apply to Distributor’s obligation to make payment for sums due.

Section 6.5   Counterparts

This Agreement may be executed in one or more identical counterparts, and shall become effective when one or more identical counterparts have been signed by each of the parties.

IN WITNESS WHEREOF, this Agreement is made and entered into as of the day and year first above written.  The person signing this Agreement on behalf of Distributor personally warrants that he or she has authority to sign this Agreement and bind Distributor to observe and perform as required by this Agreement.

Distributor Agreement – Page 13

Distributor:	Centrotrade Minerals & Metals, Inc

By:
Print Name: ________________________________
Title:
Date:

Centrotrade Deutschland GmbH

By:_______________________________________
(Signature)

Name:_____________________________________
(Print)

Title:______________________________________

Date:______________________________________

Distributor Agreement – Page 14

Company:	VYSTAR CORPORATION

By:
Print Name:
Title:
Date:

Distributor Agreement – Page 15

SCHEDULES

Distributor Agreement – Page 16

SCHEDULE A  –  TERRITORIES

*****************************
*****************************
 ***********************
 ***********************
 ***********************
*****************************

*************************************.

*************************************.

******************************
******************************
Distributor Authorized Signatures

CENTROTRADE MINERALS & METALS, INC

CENTROTRADE DEUTSCHLAND GMBH

Company Authorized Signature

***************THESE PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Distributor Agreement – Page 17

SCHEDULE B  –  Trademark Usage Guidelines

Distributor shall place the following trademark label on all packaging and/or bills of lading shipping the Vytex™ NRL. The size of this label shall be appropriate for the size of the packaging.  For example, for sample-sized shipments, the label shall be no smaller than 4 inches by 6 inches.  For 55 gallon drum-sized shipments, the Vytex label shall be no smaller than 8 inches by 12 inches.  Vystar shall provide Distributor with the graphics for such labeling.

If the Vytex order is in a larger sized vessel than a 55-gallon drum, the Vytex label shall be placed on the bill of lading accompanying that shipment.  The Vytex trademark label on the bills of lading shall be no smaller than 2 inches by 3 inches.

Distributor shall also comply with the following additional usage requirements:
1.	The Vytex logo must be present on all Vytex NRL products and samples.
2.	Distributor must not obstruct the Vytex logo by placing any other elements either on or too close to the logo.
3.	The Vytex oval shape must not be used as a decorative element.
4.	Distributor must not add any trademark symbol to any of the Vytex or other Vystar products or in conjunction with the Vytex or Vystar logos that do not already appear there from Vystar.
5.	Distributor may only use the Vystar and Vytex logo or oval symbol in connection with the packing and shipping of Vytex consistent with the terms in this Manufacturing Agreement.

Distributor may use the Vystar and Vytex trademarks only as provided for herein unless expressly approved in writing by Vystar.

The following is the Vytex logo.
™

Vytex™ and related marks are trademarks of Vystar Corporation, Duluth, Ga

The following is the Vytex logo as it should be used on product labeling.

Vytex™ NRL Production Date: _________

Vytex™ is a trademark of Vystar Corporation, Duluth, Ga

SCHEDULE C  –  Shipping, Storage & Handling Requirements

1. Vytex NRL has colloidal behavior similar to normal NR centrifuged latex concentrates.  It can be adversely affected if the Vytex NRL is exposed to extreme temperatures, excessive shear and chemical contamination.  Vytex NRL should be stored under a covered roof and away from exposure to direct sunlight.

2. Temperature Vytex NRL should be stored at a storage temperature between 10 to 30°C.  Excess heat increases the Brownian motion and could result in microcoagulum and coagulum due to particle agglomeration.  Additionally, heat evaporates water and the ammonia in Vytex NRL which would result in a drop in pH that could potentially lead to Vytex NRL destabilization.

3. Mechanical Shear Vytex NRL is a colloidally stable compound largely due to the removal of species vulnerable to free radical breakdown.  The stability of Vytex NRL can be overcome if product is subjected to excessive mechanical shear.  When handling Vytex NRL, gravity feed should be used.  When gravity feed is not applicable, single or double diaphragm pumps which produce the lowest level of shear are to be used. Rotor/stator shear or piston pumps must be avoided. Where pump facilities are not available, the practice of using compressed air applied to the barrel is sometimes resorted to. This is a potential safety hazard as the plastic barrels or totes used to supply the latex can on occasion rupture.

4. Chemical Destabilization of Vytex NRL would result when the latex is exposed to calcium and magnesium ions commonly found in hard water.  Deionised (DI) ammoniated water should be used when diluting Vytex NRL. DI ammoniated water is to be used when compounding Vytex NRL.

5.  Shelf Life Vytex NRL has a shelf life of 6 months when kept away from extreme temperatures.  As previously recorded, the optimum storage temperature is 10 to 30°C. Excessive loss of ammonia can occur during storage and possibly lead to destabilization of Vytex NRL.  The pH should be monitored and if the pH drops below 10.0, it should be adjusted to 10.5 with an approved ammonia hydroxide solution.

6.  Drum Storage Vytex NRL should be stored and transported in 200Kg/205 litre metal (Bitumen or Epoxy coated) or plastic barrels which are with a mouth for filling and removal of contents.  Drums should be agitated by rolling or with a collapsible stirrer before drawing samples or before use.  For drums being rolled, 20 minutes every 3 to 4 days is optimum.

7.  Storage Tanks Vytex NRL should be stored in tanks made from mild steel (MS), stainless steel (SS) or glass fiber reinforced plastics (FRP).  Vytex NRL stored in mild steel tanks, the MS tanks must be given a protective coating to prevent corrosion and contamination of Vytex NRL.  Paraffin wax and epoxy resin based coating materials could both be used.  Prior to coating, the tank surface must be cleaned (if possible sand blasted), dry and free of scale to prevent the lining from lifting.

8.  Storage Tank Cleaning Vytex storage tanks must be cleaned regularly and disinfected.  Disinfection is done on the storage tanks twice a year. 30% Formaldehyde solution is used as a disinfectant. If its use is not permitted, sodium hypochlorite can be used or any other permitted bactericide. The solution is left for 12-16 hours, removed and the tank must be cleaned with ammoniated DI water to remove all traces of the disinfectant.

SCHEDULE D  –  “End User License Form”  The attached form shall be used to convey the use, manufacturing and sales license for all end-customers of Products sold by Distributor and its subcontractor distributors.

Vystar Corporation
VYTEX™ NRL
MANUFACTURER SALES & LICENSE AGREEMENT

As a condition precedent to receiving the Vytex natural rubber latex (“NRL”), the Customer (hereinafter referred to as “Customer” “You” or “Your”) expressly and implicitly agrees to the following terms and conditions for receipt, use and further processing using the Vytex™ NRL (“Agreement”).  This Agreement is made effective as of the date of Your receipt of the Vytex (“Effective Date”) and shall constitute a binding contract between you and Vystar Corporation, a Georgia corporation with its principal place of business at 3235 Satellite Blvd., Bldg 400, Suite 290, Duluth, GA 30096 (“Vystar” “Company” or “Our”).   The parties hereto may be referred to individually as “Party” or collectively as “Parties.”

1.      Scope and Purpose.    The exclusive purpose for Your purchase of Vytex in its various forms (“Product”) is for further processing and/or manufacturing the Vytex NRL to create end product(s) for the exclusive purpose of sales and distribution of the end product(s) made with Vytex.

2.      Limited License; Ownership.
(a) Subject to the terms of this Agreement, Company grants to Customer, and Customer accepts a non-transferable, non-exclusive, terminable license (i) to use the Vytex NRL only for the further processing and/or manufacturing of Vytex as a raw material to create an end product for Your sales and distribution, and (ii) to use any Documentation that may be provided by Company in connection with Customer’s use of the Vytex NRL in accordance with this Agreement.  Customer shall not cause, suffer or permit the modification, alteration, reverse engineering, decompilation or creation of derivative works using the Vytex NRL in any way or on any portion thereof beyond your standard compounding, processing and/or manufacturing processes in the ordinary course of your business.  Any derivative works, or other changes to the Vytex NRL shall be the sole and exclusive property of Company.
(b) Customer agrees that, except for the license rights granted in this Agreement, nothing in this Agreement gives Customer any right, title or interest in, to or under any Vytex NRL or Documentation or any intellectual property rights therein, and further agrees that the foregoing are the sole and exclusive property of Company.
(c) Customer shall not, and shall not permit its employees, representatives or agents to (i) move, sell, assign, lease, sublet, sublicense, transfer, pledge, transmit, display or disclose or make available to any third party the Vytex NRL or allow any third party to use any of the Vytex NRL or the Documentation, except as specifically permitted pursuant to this Agreement, or, (ii) copy or otherwise reproduce the Documentation (or any portion thereof) except as necessary for Customer's use, in accordance with the terms and conditions of this Agreement.  Each such copy, whether complete or partial, shall bear the same copyright notices and restrictive legends, if any, as are included in the material delivered to Customer.  All copies shall be the sole and exclusive property of Company and shall be subject to the terms and conditions of this Agreement.

3.      Labeling & Trademarks.  With labels, packaging and/or other collateral of sizes at least 1 inch by 1 inch, Customer must include the Vytex logo according to the Trademark and Labeling Use Requirements contained in Attachment 1 to this Agreement.  Company hereby grants to Customer a non-exclusive, limited, non-transferable, terminable license to use the Company trademarks, both the name and the stylized form as used by the Company from time to time, and the applicable Product trademarks (collectively, the “Trademarks”) solely in connection with the advertising, promotion and repackaging of the Products. Customer’s use shall be strictly in accordance with Company’s policies regarding advertising, labeling and trademark usage, attached hereto as Attachment 1, and all uses shall inure to the benefit of Company.  Company shall have the right to monitor the quality of the Products and all uses of Trademarks by Customer, and my revoke Customer’s license at any time in Company’s sole discretion if Company believes Customer has violated this provision.
Except to the extent set forth above in this paragraph regarding the right and license to “use” Company trademarks, Customer shall have no right whatsoever in or to any trademark, trade name, or copyright of Company.  Customer shall not misuse, alter, remove, obliterate, deface, change, replace, or apply any labeling or trademark, copyright or other proprietary notices including any patent, trademark, copyright or other proprietary notice of Company used on or in connection with Products, documentation and other related materials supplied to Customer under this Agreement.  Failure of Customer to comply with any provision of this paragraph is grounds for immediate termination of this Agreement.

4.      Confidentiality; Nondisclosure. Customer acknowledges the proprietary rights of Company in and to the Vytex NRL, the Documentation, and the trademarks, identifying symbols and other supporting material. This Agreement creates a confidential relationship between the parties, based upon which Company is willing to grant the above license, and provide certain proprietary information and knowledge to Customer.  Customer acknowledges and agrees that the use and further processing of the Vytex is furnished to Customer for the sole and exclusive use of Customer.  Except as specifically agreed to in this Agreement, Customer will not use, publish, disclose or otherwise divulge to any person, except as necessary to officers and employees of Customer, at any time, either during or after the termination of this Agreement, or permit its officers or employees to so divulge any such information regarding the Vytex NRL, without the prior written consent of an officer of Company. The provisions in this paragraph shall survive termination or expiration of this Agreement.

5.      Infringement Indemnification.  Company shall defend and indemnify and hold Customer harmless against any action brought against Customer to the extent that it is based on a claim that Vytex NRL, properly used within the scope of this Agreement, infringes a United States patent or copyright, provided Customer notifies Company promptly in writing of the action and gives Company the sole control of the defense, all negotiations and any settlement.  If Vytex NRL becomes, or is likely to become, the subject of an infringement claim, Company may, at its option, secure Customer’s right to continue using the Vytex NRL or replace or modify it to make it non-infringing with substantially similar functions and levels of performance.  If neither of these alternatives is reasonable available, Company may terminate this Agreement.  THIS PARAGRAPH STATES THE ENTIRE RESPONSIBILITY OF COMPANY CONCERNING PATENT, COPYRIGHT OR OTHER PROPRIETARY RIGHT INFRINGEMENT.

6.      Entire Understanding & Future Orders.  This Agreement (inclusive of any Attachments hereto which are all incorporated herein by reference) constitutes the entire agreement and sets forth the entire understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, covenants, arrangements, discussions and negotiations with respect thereto.  Any conflicting terms or conditions set forth in any purchase order or acknowledgment shall have no force or effect, notwithstanding Company’s or other third party’s acceptance of the order. No modification, waiver or amendment of this Agreement shall be effective unless it is in writing and signed by an authorized signatory of Company and Customer.  This Agreement shall also apply to all future deliveries, purchases, orders and all other relations between the parties with respect to the subject matter hereof which may occur during the next five (5) years from the effective date of this Agreement, unless the Parties agree to and execute a separate agreement.

7.      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia without the application of the conflict of laws principles.  Any legal action or proceeding with respect to this Agreement shall be brought and maintained in the state or federal courts located in the city of Atlanta or County of Gwinnett, and, by execution and delivery of this Agreement, each Party hereby accepts for itself and in respect of its property, generally and unconditionally the jurisdiction of the aforesaid courts.  Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding.

8.      LIMITED WARRANTY/LIMITED LIABILITY. No warranties, whether express, implied or statutory, are made with respect to the Products except as expressly set forth in this Section. So long as Customer complies with the Shipping, Storage and Handling Requirements identified in Attachment 2 to this Agreement, for six (6) months from the date of manufacturer, Company warrants that the Vytex NRL will conform substantially to the specifications set forth in the certificate of analysis (“COA”) provided by Company to Customer with the Vytex NRL shipment.  Company’s sole obligation under this warranty shall be limited to replacing the Vytex NRL, without charge, during Company’s normal production and delivery schedule; provided the Vytex NRL has been inspected and rejected prior to accepting the Vytex NRL as provided in the Acceptance and Return provision stated herein. Excluded Items: This warranty does not cover circumstances beyond Company’s reasonable control (including but not limited to Customer and/or Customer handling, storage and transportation conditions and treatment or acts of God). All warranties and obligations of Company shall terminate if Customer fails to perform its obligations under this or any other agreement between the parties or fails to pay any charge otherwise due Company.
THE WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  IN NO EVENT WILL COMPANY BE LIABLE FOR: (1) LOST PROFITS OR LOST USE, OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY INDIRECT, SPECIAL, OR PUNITIVE DAMAGES REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF CUSTOMER OR ANY OTHER PERSON HAS ADVISED COMPANY OR ANY OF ITS SUPPLIERS OR LICENSEES OF THE POSSIBILITY OF SUCH DAMAGES; (2) DAMAGE CAUSED BY CUSTOMER’S FAILURE TO PERFORM ITS RESPONSIBILITIES UNDER THIS AGREEMENT; (3) ALTERATIONS DONE WITHOUT THE PRIOR WRITTEN APPROVAL OF COMPANY; OR (4) USE OF VYTEX NRL IN A MANNER THAT IS NOT AUTHORIZED BY THIS AGREEMENT. THE REMEDY OF CONSEQUENTIAL DAMAGES SHALL NOT BE AVAILABLE EVEN IN THE EVENT THE SOLE AND EXCLUSIVE REMEDY OF REPLACEMENT FAILS OF ITS ESSENTIAL PURPOSE.

9.      Independent Contractors.  The relationship between Customer and Company is that of independent contractors.  Neither Party shall be deemed to be the agent, fiduciary or legal representative of the other. Customer and Customer Coordinator shall have no authority to make any representations, or to take any action, which shall be binding upon Company except as is provided for herein or as is otherwise authorized in writing by Company.

10.      Miscellaneous.  The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right.  Neither party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other; provided, however, the sale of Company or the sale, assignment or other transfer of Company’s business and/or assets will not be deemed an assignment or delegation.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.      Company Contact.  For any questions regarding the Vytex NRL sample or Vystar, please contact the following:  Sandra Parker, 3235 Satellite Blvd, Bldg 400, Suite 290, Duluth, GA 30096, USA, P:  001-770-965-0383, F: 001-770-965-0162, E-mail:  sparker@vytex.com.

Attachment 1
Trademarks & Labeling

Customer shall place the following trademark label on all packaging and/or bills of lading shipping the Vytex™ NRL. The size of this label shall be appropriate for the size of the packaging.  For example, for sample-sized shipments, the label shall be no smaller than 4 inches by 6 inches.  For 55 gallon drum-sized shipments, the Vytex label shall be no smaller than 8 inches by 12 inches.  Vystar shall provide Customer with the graphics for such labeling.

If the Vytex order is in a larger sized vessel than a 55-gallon drum, the Vytex label shall be placed on the bill of lading accompanying that shipment.  The Vytex trademark label on the bills of lading shall be no smaller than 2 inches by 3 inches.

Customer shall also comply with the following additional usage requirements:
1.	The Vytex logo must be present on all Vytex NRL products and samples.
2.	Distributor must not obstruct the Vytex logo by placing any other elements either on or too close to the logo.
3.	The Vytex oval shape must not be used as a decorative element.
4.	Customer must not add any trademark symbol to any of the Vytex or other Vystar products or in conjunction with the Vytex or Vystar logos that do not already appear there from Vystar.
5.	Customer may only use the Vystar and Vytex logo or oval symbol in connection with the packing and shipping of Vytex consistent with the terms in this Manufacturing Agreement.

Customer may use the Vystar and Vytex trademarks only as provided for herein unless expressly approved in writing by Vystar.

The following is the Vytex logo.

™

Vytex™ and related marks are trademarks of Vystar Corporation, Duluth, Ga

The following is the Vytex logo as it should be used on product labeling.

Vytex™ NRL Production Date: _________

Vytex™ is a trademark of Vystar Corporation, Duluth, Ga

Attachment 2
Shipping, Storage & Handling Requirements

1. Vytex NRL has colloidal behavior similar to normal NR centrifuged latex concentrates.  It can be adversely affected if the Vytex NRL is exposed to extreme temperatures, excessive shear and chemical contamination.  Vytex NRL should be stored under a covered roof and away from exposure to direct sunlight.

2. Temperature Vytex NRL is to be stored at a storage temperature between 10 to 30°C.  Excess heat increases the Brownian motion and could result in microcoagulum and coagulum due to particle agglomeration.  Additionally, heat evaporates water and the ammonia in Vytex NRL which would result in a drop in pH that could potentially lead to Vytex NRL destabilization.

3. Mechanical Shear Vytex NRL is a colloidally stable compound largely due to the removal of species vulnerable to free radical breakdown.  The stability of Vytex NRL can be overcome if product is subjected to excessive mechanical shear.  When handling Vytex NRL, gravity feed should be used.  When gravity feed is not applicable, single or double diaphragm pumps which produce the lowest level of shear are to be used. Rotor/stator shear or piston pumps must be avoided. Where pump facilities are not available, the practice of using compressed air applied to the barrel is sometimes resorted to. This is a potential safety hazard as the plastic barrels or totes used to supply the latex can on occasion rupture.

4. Chemical Destabilization of Vytex NRL would result when the latex is exposed to calcium and magnesium ions commonly found in hard water.  Deionised (DI) ammoniated water should be used when diluting Vytex NRL. DI ammoniated water is to be used when compounding Vytex NRL.

5.  Shelf Life Vytex NRL has a shelf life of 6 months when kept away from extreme temperatures.  As previously recorded, the optimum storage temperature is 10 to 30°C. Excessive loss of ammonia can occur during storage and possibly lead to destabilization of Vytex NRL.  The pH should be monitored and if the pH drops below 10.0, it should be adjusted to 10.5 with an approved ammonia hydroxide solution.

6.  Drum Storage Vytex NRL should be stored and transported in 200Kg/205 litre metal (Bitumen or Epoxy coated) or plastic barrels which are with a mouth for filling and removal of contents.  Drums should be agitated by rolling or with a collapsible stirrer before drawing samples or before use.  For drums being rolled, 20 minutes every 3 to 4 days is optimum.

7.  Storage Tanks Vytex NRL should be stored in tanks made from mild steel (MS), stainless steel (SS) or glass fiber reinforced plastics (FRP).  Vytex NRL stored in mild steel tanks, the MS tanks must be given a protective coating to prevent corrosion and contamination of Vytex NRL.  Paraffin wax and epoxy resin based coating materials could both be used.  Prior to coating, the tank surface must be cleaned (if possible sand blasted), dry and free of scale to prevent the lining from lifting.

8.  Storage Tank Cleaning Vytex storage tanks must be cleaned regularly and disinfected.  Disinfection is done on the storage tanks twice a year. 30% Formaldehyde solution is used as a disinfectant. If its use is not permitted, sodium hypochlorite can be used or any other permitted bactericide. The solution is left for 12-16 hours, removed and the tank must be cleaned with ammoniated DI water to remove all traces of the disinfectant.

SCHEDULE E - Sampling Agreement

Vystar Corporation
VYTEX™ NRL
SAMPLING USER LICENSE AGREEMENT

As a condition precedent to receiving the enclosed sample of Vytex natural rubber latex (“NRL”), the Evaluator (hereinafter referred to as “Evaluator” “You” or “Your”) expressly and implicitly agrees to the following terms and conditions for receipt and use of the enclosed Vytex NRL™ sample (“Agreement”).  This Agreement shall constitute a binding contract between you and Vystar Corporation, a Georgia corporation with its principal place of business at 3235 Satellite Blvd., Bldg 400, Suite 290, Duluth, GA 30096 (“Vystar” “Company” or “Our”).   The parties hereto may be referred to individually as “Party” or collectively as “Parties.”  In consideration of the mutual benefits described in this Agreement, Vystar is pleased to allow Evaluator to use and evaluate Company’s proprietary, low-protein, natural rubber latex, Vytex  NRL, solely under circumstances described herein.

1.      Scope and Purpose.    The exclusive purpose of this evaluation is for further processing or manufacturing the Vytex NRL to create end product(s) for the sole and exclusive purpose of evaluating the Vytex NRL in terms  its (i) reliability and ease of use; (ii) low protein result after processing and/or manufacturing with Vytex NRL; (iii) clarity, composition and other physical properties of end product(s) made with Vytex NRL; and (iv) general quality of end product(s) made with Vytex NRL (“Assessment Metrics”).
2.           Limited License.  Subject to the terms of this Agreement, Company grants to Evaluator, and Evaluator accepts a non-transferable, non-exclusive, terminable license (i) to use the Vytex NRL only for performance, and (ii) to use any Documentation that may be provided by Company in connection with Evaluator’s use of the Vytex NRL in accordance with this Agreement.  Evaluator shall not cause, suffer or permit the modification, alteration, disassembly, reverse engineering or decompilation of or creation of derivative works using the Vytex NRL in any way or on any portion thereof beyond your standard compounding, processing and/or manufacturing processes in the ordinary course of your business.  Any derivative works, or other changes to the Vytex NRL whether authorized or unauthorized shall be the sole and exclusive property of Company.
3.           Future Releases.  Evaluator acknowledges that: (a) the Vytex NRL may not be in the form of subsequent releases and may contain different levels of proteins or have different characteristics within batches; and (b) Company reserves the right, in its sole and absolute discretion, to alter prices, features, specifications, capabilities, functions, licensing terms, release dates, general availability or other characteristics of the Vytex NRL.
4.           Evaluation.   Evaluator shall undertake the testing and evaluation of Vytex NRL as described above.  Evaluator shall test, gather and record all data required for the Assessment Metrics.  Evaluator shall submit to Company or the Company-authorized distributor from whom Evaluator received the Vytex NRL sample,  a brief final report including the Assessment Metrics data, study results, test data, supporting data, etc., but only those which represent the physical attributes of the end products, and which are not proprietary or confidential to Evaluator (“Evaluation Records”).
5.           Ownership and Prohibition on Releasing or Distributing.
(a)           Evaluator agrees that, except for the license rights granted in this Agreement, nothing in this Agreement gives Evaluator any right, title or interest in, to or under any Vytex NRL or Documentation or any intellectual property rights therein, and further agrees that the foregoing are the sole and exclusive property of Company.
(b)           Evaluator shall not, and shall not permit its employees, representatives or agents to (i) move, sell, assign, lease, sublet, sublicense, transfer, pledge, transmit, display or disclose or make available to any third party the Vytex NRL sample or any product made with the Vytex NRL sample, or allow any third party to use any of the Vytex NRL or the Documentation, except as specifically permitted pursuant to this Agreement, or, (ii) copy or otherwise reproduce the Documentation (or any portion thereof) except as necessary for Evaluator's use, in accordance with the terms and conditions of this Agreement.  Each such copy, whether complete or partial, shall bear the same copyright notices and restrictive legends, if any, as are included in the material delivered to Evaluator.  All copies shall be the sole and exclusive property of Company and shall be subject to the terms and conditions of this Agreement.
(c)           In the event that Evaluator desires to sell, market or distribute any Vytex NRL or any product made with Vytex NRL, Evaluator shall enter into a separate agreement with either Company or a Company-authorized distributor describing the terms for such (“Definitive Agreement”).
6.           Publication.  Evaluator shall not issue any press release or otherwise make any public announcement or disclosure regarding this Agreement, Vystar or Vytex NRL without the express written consent of the Company prior to executing a Definitive Agreement for the sales and/or licensing of Vytex NRL.
7.           Infringement Indemnification.  Company shall defend and indemnify and hold Evaluator harmless against any action brought against Evaluator to the extent that it is based on a claim that Vytex NRL, properly used within the scope of this Agreement, infringes a United States patent or copyright, provided Evaluator notifies Company promptly in writing of the action and gives Company the sole control of the defense, all negotiations and any settlement.  If Vytex NRL becomes, or is likely to become, the subject of an infringement claim, Company may, at its option, secure Evaluator’s right to continue using the Vytex NRL or replace or modify it to make it non-infringing with substantially similar functions and levels of performance.  If neither of these alternatives is reasonable available, Company may terminate this Agreement.  THIS PARAGRAPH STATES THE ENTIRE RESPONSIBILITY OF COMPANY CONCERNING PATENT, COPYRIGHT OR OTHER PROPRIETARY RIGHT INFRINGEMENT.
8.           Entire Understanding.  This Agreement and the Confidentiality and/or Non-Disclosure Agreement executed between the Parties (inclusive of any Schedules and Attachments hereto which are all incorporated herein by reference) constitutes the entire agreement and sets forth the entire understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, covenants, arrangements, discussions and negotiations with respect thereto.  No modification, waiver or amendment of this Agreement shall be effective unless it is in writing and signed by an authorized signatory of Company and Evaluator.  The waiver or failure of either Party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right.

9.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia without the application of the conflict of laws principles.  Any legal action or proceeding with respect to this Agreement shall be brought and maintained in the state or federal courts located in the city of Atlanta or County of Gwinnett, and, by execution and delivery of this Agreement, each Party hereby accepts for itself and in respect of its property, generally and unconditionally the jurisdiction of the aforesaid courts.  Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding.
10.           Disclaimer Of Any And All Warranties. THE VYTEX NRL IS PROVIDED “AS IS” AND “WHERE IS,” WITH ANY FAULTS AND WITHOUT WARRANTY OF ANY KIND.  COMPANY MAKES NO REPRESENTATIONS ABOUT THE SUITABILITY OF THE VYTEX NRL FOR EVALUATOR’S INTENDED REQUIREMENTS OR PURPOSES. COMPANY DOES NOT WARRANT THAT THE VYTEX NRL WILL PERFORM AS DESIRED OR WITH THE DESIRED RESULTS OR IS ERROR-FREE. COMPANY EXPRESSLY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.
11.           Limitation of Liability.  IN NO EVENT WILL COMPANY BE LIABLE TO EVALUATOR OR ANY THIRD PARTY ARISING OUT OF THE USE OF VYTEX NRL, OR ANY END PRODUCT MADE WITH VYTEX NRL, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF EVALUATOR OR ANY OTHER PERSON HAS ADVISED COMPANY OR ANY OF ITS LICENSORS OF THE POSSIBILITY OF SUCH DAMAGES.  COMPANY SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO EVALUATOR OR ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, LOST PROFITS, LOST PRODUCT OR LOST USE, FAILURE OR MALFUNCTION OR OTHER LOSS.
12.           Regulatory Filings.  The Parties recognize that the information produced hereunder may be used by Company for filings made with regulatory agencies. Evaluator agrees to assist Company as reasonably necessary for any such regulatory filings.
13.           Independent Contractors.  The relationship between Evaluator and Company is that of independent contractors.  Neither Party shall be deemed to be the agent, fiduciary or legal representative of the other. Evaluator and Evaluator Coordinator shall have no authority to make any representations, or to take any action, which shall be binding upon Company except as is provided for herein or as is otherwise authorized in writing by Company.
14.           Company Contact.  For any questions regarding the Vytex NRL sample or Vystar, please contact the following:  Sandra Parker, 3235 Satellite Blvd, Bldg 400, Suite 290, Duluth, GA 30096, P:  770-965-0383, F:  770-965-0162, E-mail:  sparker@vytex.com.